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EXHIBIT 3.2
                                     BYLAWS

                                       OF

                           PD-Rx PHARMACEUTICALS, INC.



                                   ARTICLE I.

         Section 1.1 REGISTERED OFFICE. The registered office of 6000 N.W. Second Street Suite 800 (hereinafter referred to as the "Corporation") shall be located in Oklahoma City, Oklahoma.

         Section 1.2 OFFICES. The Corporation may establish or discontinue, from time to time, such other and places of business within or without the State of Oklahoma as may be deemed proper for the conduct of the Corporation's business.

                                   ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

         Section 2.1 ANNUAL MEETING. An annual meeting of shareholders for the purpose of electing directors and transacting such other business as may come before it shall be held at such place, within or without the State of Oklahoma, on such date and at such time as shall be designated by the Board of Directors. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.

         Section 2.2 SPECIAL MEETINGS. Special meetings of the shareholders, unless otherwise prescribed by statute or by the Certificate of Incorporation, shall be called by the President or Secretary at the request in writing of a majority of the directors or shareholders entitled to vote. Such request shall state the purpose of the meeting of the shareholders shall be limited to the purpose stated in the notice.

         Section 2.3 NOTICE OF MEETINGS. Written notice of each meeting of shareholders shall be giving to each shareholder of record entitled to vote at the meeting at his/her address as it appears on the stock books of the Corporation. Notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, and the time and the place it is to be held, and shall be delivered or mailed not less than ten (10) nor more than sixty (60) days before the day of the meeting.

         Section 2.4 INSPECTORS. Expect as otherwise provided by law or by the Certificate of Incorporation, all votes by ballot at any meeting of the shareholders shall be conducted by two inspectors who shall be appointed by the chairman of the meeting. The inspectors shall decide upon the qualifications of voters, count the votes and declare the results.

         Section 2.5 LIST OF SHAREHOLDERS ENTITLED TO VOTE. At least ten days before every meeting of shareholders a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of share registered in the name of each shareholder, shall be prepared by or for the Secretary and shall be open to the examination of any shareholder for any purpose germane to the meeting, during ordinary business hours, for a period of at lease ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, with place shall be specified in the notice of the meeting, or, it not so specified, at the place where the meeting is to be held. Such list shall be available for inspection at the meeting.

         Section 2.6 FIXING OF RECORD DATE. In order that the Corporation may determine to shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or


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exchange of stock or for the purpose of any other lawful action, the Board of
Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be close of business on the day next preceding the day on which the notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall by the day on which the first written consent is expressed. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholder shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 2.7 QUORUM AND ADJOURNMENT. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, the presence in person or by proxy, of the holders of a majority of the shares of stock entitled to vote on every matter that is to be voted on without regard to class or series shall constitute a quorum at all meetings of the shareholders. In the absence of a quorum, the holders of a majority of such shares of stock present in person or by proxy may adjourn such meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum may be present, any business may be transacted with might have been transacted at the meeting as originally called; but only those shareholders entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote.

         Section 2.8 VOTING; PROXIES. Except as otherwise provided by law or the Certificate of Incorporation, and subject to the provisions of Section 2.

                  (a) Each Shareholder shall at every meeting of the shareholders be entitled to one vote for each share of capital stock having voting rights held by him/her.

                  (b) Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him/her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                  (c) Each matter properly presented to any meeting shall decide by a majority of the votes cast on the matter.

                  (d) Upon demand of any shareholder, the election of directors and the vote on any other matter present to a meeting shall be by written ballot. In a vote by ballot each ballot shall state the number of shares voted and the name of the shareholder of proxy voting.

         Section 2.9 CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting, without a prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to each shareholder who did not consent thereto in writing.


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                                  ARTICLE III.

                                    DIRECTORS

         Section 3.1 NUMBER AND TERM OF OFFICE. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors that shall constitute a whole Board may be fixed from time to time by resolution of the Board of directors and shall consist of one or more members. Directors shall be elected at the annual meeting of shareholders to hold office until the next annual meeting of shareholders and until their respective successors are elected and have qualified.

         Section 3.2 PLACE OF MEETINGS. Meetings of the Board of Directors may be held at any place, within or without the State of Oklahoma, from time to time designated by the Chairman of the Board or by the body or person calling such meeting.

         Section 3.3 ANNUAL MEETINGS. A newly elected Board of Directors shall meet and organize as soon as practicable after each annual meeting of shareholders took place, without notice of such meeting, provided a majority of the whole Board of Directors is present. If such a majority is not present, such organizational meeting may be held at any other time or place which may be specified in a notice given in the manner provided for special meetings of the Board of Directors, or in a waiver of notice thereof.

         Section 3.4 REGULAR MEETINGS. Regular meeting of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and not notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

         Section 3.5 SPECIAL MEETINGS; NOTICE AND WAIVER OF NOTICE. Special meetings of the Board of Directors shall be called by the Secretary on the request of the Chairman of the Board or the President, or on the request in writing signed by at lease two directors stating the purpose or purposes of such meeting. Notice of any special meeting shall be in form approved by the Chairman of the Board or the President, as the case may be, or if the meeting is approved by them. Notices of special meeting shall be mailed to each director, addressed to him/her at his/her residence or usual place of business, not later than three days before the day on which the meeting is to be held, or shall be sent to him/her at such place by telegraph, or be delivered personally or by telephone, or not later than forty-eight hours before the time of such meeting. Notice of any meeting of the Board of Directors need not be given to any director if he/she shall sign a written waiver thereof either before or after the time stated therein, or if he/she shall be present at the meeting and participate in the business transacted; and any meeting of the Board of Directors shall be a legal meeting without notice thereof having been given, if all members shall be present. Unless otherwise restricted by the Certificate of Incorporation, or by the terms of the notice thereof, any and all business may be transacted at any special meeting.

         Section 3.6 ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

         Section 3.7 PRESIDING OFFICER AND SECRETARY AT MEETINGS. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his/her absence by the President, of if neither is present by such member of the Board of Directors as shall be chosen by the meeting. The Secretary, or in his/her absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

         Section 3.8 QUORUM. A majority of the total number of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present (or if only one present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. Except as otherwise required by the Certificate of Incorporation or the Bylaws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


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         Section 3.9   MEETING BY TELEPHONE. Members of the Board of Directors
or of any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         Section 3.10 COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

         Section 3.11 RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be make be giving written notice thereof to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation, and shall be effective at the time of its receipt by the Chairman of the Board, the President or the Secretary, unless a date certain is specified for it to take affect. Acceptance of any resignation shall not be necessary to make it effective.

         Section 3.12 REMOVAL OF DIRECTORS. Except as otherwise provided by law, any director may be removed, with or without cause, at any time, by affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote at an election of directors at a special meeting of the shareholders called for that purpose. The vacancy thus created may be filled by affirmative vote of the majority of shareholders at such meeting, or at any subsequent meeting.

         Section 3.13 FILLING OF VACANCIES NOT CAUSED BY REMOVAL. Except as otherwise provided by law, in case of any increase in the number of directors, or of any vacancy created by death or resignation, at the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled, either (a) by the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors though the remaining directors be less than a quorum, or (b) by the holders of voting stock of the Corporation either at an annual meeting of shareholders or at a special meeting of such holders called for that purpose. The directors so chosen shall hold office until the next annual meeting of shareholders and until their successors are elected and qualify.

                                   ARTICLE IV.

                                   COMMITTEES

         The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more directors of the Corporation. In the absence or disqualifications of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                                   ARTICLE V.

                                  THE OFFICERS

         Section 5.1 DESIGNATION. The Corporation shall have such officers with such titles and duties as set forth in these Bylaws or in a resolution of the Board of Directors adopted on or after the effective date of these Bylaws which is not inconsistent with these Bylaws and as may be necessary to enable the Corporation to sign


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instruments and stock certificates as required by law.

         Section 5.2 ELECTION; QUALIFICATIONS. The officers of the Corporation shall, at a minimum, consist of a President and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors also may elect a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and/or Treasurers, and such officers and agents as it may deem advisable. None of the officers of the Corporation need be directors. Two or more offices may be held by the same person.

         Section 5.3 TERM OF OFFICE. Officers shall be chosen in such manner and shall hold their offices for such term as determined by the Board of Directors. Each officer shall hold office from the time of his/her election and qualifications to the time at which his/her successor is elected and qualified, or until his/her earlier resignation, removal or death.

         Section 5.4 RESIGNATION. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers. Unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5.5 REMOVAL. Any officer may be removed at any time, with or without cause, by the vote of a majority of the whole Board of Directors.

         Section 5.6 VACANCIES. Any vacancy however caused in any office of the Corporation may be filled by the Board of Directors.

         Section 5.7 COMPENSATION. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

         Section 5.8 THE CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and shall have and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 5.9 THE PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general and active charge, control and supervision of all of the business and affairs of the Corporation. The President shall report to the Board of Directors, and shall direct the implementation of the decisions, policies and procedures established by the Board of Directors. He/She shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation, and in general to exercise all the powers generally appertaining to the chief executive officer of a corporation.

         Section 5.10 VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him/her by the Board of Directors. During the absence of the President or his/her inability to act, the Vice President, or if there shall be more than one Vice President, subject to the direction of the Board of Directors.

         Section 5.11 SECRETARY. The Secretary shall keep the minutes of all meetings of shareholders and of the Board of Directors in a book to be kept for that purpose. He/She shall be custodian of the corporate seal and, when authorized by the Board of Directors, shall affix the same to any instruments requiring it, and when so affixed, it shall be attested by his/her signature or by the signature of any assistant secretary. He/She shall exercise the powers and shall perform the duties incident to the office of Secretary, and those that might otherwise from time to time be assigned to him/her, subject to the direction of the Board of Directors.

         Section 5.12 TREASURE. The Treasure shall have custody of all corporate funds and securities, and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He/She shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors,


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or the President, making proper vouchers for such disbursements. He/She shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his/her transactions as Treasure and of the financial condition of the Corporation. If required by the Board of Directors, he/she shall give the Corporation a bond for faithful discharge of his/her duties in such amount and with such surety as the Board of Directors shall prescribe.

         Section 5.13 OTHER OFFICERS. Each other officer of the Corporation shall have such powers and shall perform such duties as shall be assigned to him/her by the Board of Directors.

                                   ARTICLE VI.

                             CERTIFICATES OF STOCK,
                             TRANSFERS OF STOCK AND
                             REGISTERED SHAREHOLDERS

         Section 6.1 STOCK CERTIFICATES. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or the Vice President, and by the Treasure or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him/her in the Corporation. Any of or all of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issue, the certificate may be issued by the Corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issuance.

         Section 6.2 CLASSES/SERIES OF STOCK. The Corporation may issue one or more classes of stock or one or more series of stock within any class thereof, as stated and expressed in the Certificate of incorporation or of any amendment thereto, any or all of which classes may be stock with par value or stock without par value. The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof the qualifications, limitations or restrictions of such preferences and/or rights shall be set froth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, the Oklahoma General Corporation Act, in lieu of the foregoing requirements, there may be set forth in the face or back of the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 6.3 TRANSFER OF STOCK. Subjected to the transfer restrictions permitted by Section 1005 of Title 18 of the Oklahoma Statutes and to stop transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, the shares of stock of the Corporation shall be transferable upon its books by the holders thereof or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by who they shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

         Section 6.4 HOLDERS OF RECORDS. Prior to due presentment for registration of transfer, the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice of the contrary.

         Section 6.5 LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES. A new certificate of stock may be issued to replace a certificate theretofore issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the directors may, in their discretion, require the owner of the lost or destroyed certificate or his/her legal representatives, to give the sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against it on account of the alleged loss of such new certificate.

         Section 6.6 DIVIDENDS. Subject to the provisions of the Certificate of Incorporation the directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they seem expedient. Before declaring any dividends there may be set


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apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper working capital to serve as a reserve fund to meet contingencies or as equalizing dividends or for such other purposes as the directors shall deem conducive to the interest of the Corporation.

                                  ARTICLE VII.

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

         Section 7.1 INDEMNIFICATION. To the extent and in the manner permitted by the laws of the State of Oklahoma and specifically as is permitted under Section 1031 of Title 18 of the Oklahoma Statutes, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

         Section 7.2 OTHER INDEMNIFICATION. The indemnification herein provided shall not limit the Corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7.3 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the power to indemnify him/her against such liability under these provisions.

         Section 7.4 OTHER ENTITIES. For the purposes of this section, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is a director, officer, and employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, and employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he/she would have with respect to such constituent corporation if its separate existence had continued.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

         Section 8.1 FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

         Section 8.2 CORPORATE SEAL. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         Section 8.3 REFERENCES. Whenever in the Bylaws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the Bylaws. Whenever in the Bylaws reference is made to the Bylaws, such reference is to these Bylaws of the Corporation, as the same may from time


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to time be amended, and whenever reference is amended to the Certificate of
Incorporation, such reference is to the Certificate of Incorporation of the Corporation, as the same may from time to time be amended.

                                   ARTICLE IX.

                               AMENDMENT OF BYLAWS

         These Bylaws may be made, altered, or repealed at any meeting of shareholders by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote thereat; or at any meeting of the Board of Directors by a majority vote of the whole Board.

                              APPROVAL OF DIRECTORS

         The foregoing Bylaws, after being read section by section, were adopted by the Directors of PD-Rx Pharmaceuticals, Inc. on the 20th day of January, 1995.



/S/ROBERT D. HOLSEY                          /S/ VICKI CLINGENPEEL
------------------------                     -----------------------
Chairman                                     Secretary